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                                                                     EXHIBIT 1.1




ADVANTA CONDUIT RECEIVABLES, INC.
Mortgage Loan Asset-Backed Certificates,
Series [Series]
UNDERWRITING AGREEMENT

                                      ----------, ----


[Underwriter/Representative Underwriter]
As [Underwriter/Representative of the Underwriters
 (the "Representative") named in Schedule I]
[Underwriter's/Representative's Address]


Ladies and Gentlemen:

                  Advanta Conduit Receivables, Inc. (the "Company") has authorized the issuance and sale of Mortgage Loan Asset-Backed Certificates, Series [Series], consisting of (i) the Class [First Class of Securities] (the "Class [First Class of Securities]") , (ii) the Class [Second Class of Securities] (the "Class [Second Class of Securities]", together with the Class [First Class of Securities], the "Offered [Securities]"), and (iii) the residual class with respect to the REMIC held by the Trust (the "[Residual Securities]"). Only the Offered [Securities] are offered by the Underwriter[s].

                  The Offered [Securities] will be issued by the Advanta Mortgage Loan Trust [Series] (the "Trust"), and will evidence in the aggregate the beneficial interest in a trust estate (the "Trust Estate") consisting primarily of a pool of closed-end mortgage loans having fixed rates of interest (the "Fixed Rate Group"), a pool of closed-end mortgage loans having adjustable rates of interest (the "ARM Group", and together with the Fixed Rate Group, the "Mortgage Loans"), amounts on deposit with [Trustee], as trustee of the Trust (the "Trustee") in an account to be used to acquire additional mortgage loans following the Closing Date (as hereinafter defined) for the Trust (the "Pre-Funding Account") and certain related property. The Mortgage Loans shall have, on or about [Closing Date] (the "Closing Date"), an aggregate principal balance of approximately $[___________] and the Pre-Funding Account shall have approximately $[____________], of which an amount equal to approximately $[____________] may be applied to the purchase of additional loans for the Fixed Rate Group and an amount equal to approximately $[_________] may be applied to the purchase of additional loans for the ARM Group during the period from the Closing Date to on or before [End of Pre-Funding Period]. The Offered [Securities] are to be issued under a pooling and servicing agreement, to be dated as


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of _________, ____ (the "Pooling and Servicing Agreement"), among the Company, as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, and the Trustee.

                  On or prior to the date of issuance of the Certificates, the Company will obtain a guaranty insurance policy (the "Policy") issued by [Insurer] (the "Insurer") which will unconditionally and irrevocably guarantee to the Trustee for the benefit of the holders of the Offered [Securities] the amount by which (i) the Fixed Rate Group Insured Distribution Amount (as defined in the Pooling and Servicing Agreement), as applicable, for the Fixed Rate Group [Securities] exceeds the Fixed Rate Group Total Available Funds (as defined in the Pooling and Servicing Agreement) and (ii) the ARM Group Insured Distribution Amount (as defined in the Pooling and Servicing Agreement), as applicable, for the ARM Group [Securities] exceeds the ARM Group Total Available Funds (as defined in the Pooling and Servicing Agreement).

                  The Offered [Securities] are more fully described in a Registration Statement which the Company has furnished to the Underwriter[s]. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

                  Simultaneously with the execution of the Pooling and Servicing Agreement, the Company will enter into a conveyance agreement pursuant to the Master Loan Transfer Agreement dated on or about __________, ____ among the Trustee, the Company and the Affiliated Originators named therein (together, the "Purchase Agreement"), pursuant to which the Affiliated Originators will transfer to the Company all of their right, title and interest in and to the Mortgage Loans as of the Closing Date.

                  The Company will also enter into an Indemnification Agreement (the "Indemnification Agreement") dated as of __________, ____ among the Underwriter[s], the Company and the Insurer.

                  Section 1. Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with the Underwriter[s] that:

                  a. Registration Statements on Form S-3, as amended by Post-Effective Amendments thereto, have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statements have been delivered by the Company to the Underwriter[s]. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statements, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such Registration Statements, or amendments thereof, including a preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of the Offered [Securities] and any prospectus filed with the Commission by the Company with the consent of the Underwriter[s] pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statements, as amended by all Post-Effective



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Amendments thereto heretofore filed with the Commission, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus, as supplemented by a final prospectus supplement (the "Prospectus Supplement") relating to the Offered [Securities], as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statements. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                           To the extent that [the/any] Underwriter (i) has provided to the Company Collateral term sheets (as hereinafter defined) that [the/such] Underwriter has provided to a prospective investor, the Company has filed such Collateral term sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural term sheets or Computational Materials (each as defined below) that [the/such] Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural term sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

                  b. The Registration Statement conforms, and the Preliminary Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement or the Preliminary Prospectus and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus



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in reliance upon and in conformity with written information furnished to the
Company in writing by the Underwriter[s] expressly for use therein.

                  c. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  d. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

                  e. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement, dated as of ________, ____, between the Insurer, Master Servicer, Sponsor, Advanta Mortgage Holding Company, as Joint Obligor and the Trustee (the "Insurance Agreement"), and the Purchase Agreement, and to cause the [Securities] to be issued.

                  f. There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject
(a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) which asserts the invalidity of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement, or the Certificates, (c) which seeks to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement, this Agreement or the [Securities].



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                  g. This Agreement has been, and the Pooling and Servicing
Agreement, the Insurance Agreement, the Indemnification Agreement and the Purchase Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Purchase Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Company in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, the Indemnification Agreement and limitations of public policy under applicable securities laws.

                  h. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Purchase Agreement by the Company and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the [Securities] do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party, by which the Company is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

                  i. [Accountants] are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

                  j. The direction by the Company to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Company, and assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the [Securities] will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

                  k. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the [Securities] and the sale of the Offered [Securities] to the Underwriter[s], or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Offered [Securities] by the Underwriter[s] or as have been obtained.

                  l. The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies



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necessary to conduct the business now conducted by it and as described in the
Prospectus, and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Company would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

                  m. At the time of execution and delivery of the Pooling and Servicing Agreement, the Company will: (i) have good title to the interest in the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens");
(ii) not have assigned to any person any of its right, title or interest in the Mortgage Loans, in the Purchase Agreement, in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee, on behalf of the Trust, and to sell the Offered [Securities] to the Underwriter[s]. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Company's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriter[s] of the Offered [Securities], the Underwriter[s] will have good title to the Offered [Securities], free of any Liens.

                  n. As of the opening of business on ________, ____ ( the "Cut-Off Date"), and on each Subsequent Cut-Off Date (as defined in the Pooling and Servicing Agreement) each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

                  o. Neither the Company nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

                  p. At the Closing Date, the Offered [Securities] and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  q. At the Closing Date, the Offered [Securities] shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

                  r. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement and the [Securities] have been paid or will be paid at or prior to the Closing Date.

                  s. At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

                  Any certificate signed by an officer of the Company and delivered to the [Representative/Underwriter] or counsel for the Underwriter[s] in connection with an offering of the Offered [Securities] shall be deemed, and shall state that it is, a representation and warranty



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as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

                  Section 2. Purchase and Sale.

  The commitment of the Underwriter[s] to purchase the Offered [Securities] pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Company agrees to instruct the Trustee to issue and agrees to sell to the Underwriter[s], and the Underwriter[s] agree[s] (except as provided in Sections 10 and 11 hereof) to purchase from the Company the aggregate initial principal amounts of Offered [Securities] set forth on Schedule A, at the purchase price or prices set forth in Schedule A.

                  The obligations of the Underwriter[s] hereunder to purchase the Offered [Securities] of each Class shall be several and not joint. Each Underwriter[s]'s obligation shall be to purchase the aggregate principal amount of Offered [Securities] as is indicated with respect to [the/each] Underwriter under the caption "Underwriting" in the Prospectus. The rights of the Company and a non-defaulting Underwriter shall be as set forth in Section 13 hereof.

                  Section 3. Delivery and Payment.

  Delivery of and payment for the Offered [Securities] to be purchased by the Underwriter[s] shall be made at the offices of Dewey Ballantine LLP, 1301 Sixth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the [Representative/Underwriter] and the Company at 10:00 A.M. New York City time on _________, 1999 or at such other time or date as shall be agreed upon by the [Representative/Underwriter] and the Company. Payment shall be made to the Company by wire transfer of same day funds payable to the account of the Company. Delivery of the Offered [Securities] shall be made to the [Representative/Underwriter] for the accounts of the Underwriter[s] against payment of the purchase price thereof. The Offered [Securities] shall be in such denominations and registered in such names as the Company and the [Representative/Underwriter] have agreed upon at least two business days prior to the Closing Date. The Offered [Securities] will be made available for examination by the [Representative/Underwriter] no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

                  Section 4. Offering by the Underwriter[s].

  It is understood that, subject to the terms and conditions hereof, the Underwriter[s] propose to offer the Offered [Securities] for sale to the public as set forth in the Prospectus.

                  Section 5. Covenants of the Company.

  The Company agrees as follows:

                  a. (i) To prepare the Preliminary Prospectus Supplement and the Prospectus Supplement in a form approved by the [Representative/Underwriter] and to file such Preliminary Prospectus Supplement and the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day



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following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or to the Preliminary Prospectus and the Prospectus prior to the Closing Date except as permitted herein; (iii) to advise the [Representative/Underwriter], promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus and the Prospectus or any amended Preliminary Prospectus or the Prospectus has been filed and to furnish the [Representative/Underwriter] with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Preliminary Prospectus and the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered [Securities]; and (v) to promptly advise the [Representative/Underwriter] of its receipt of notice of the issuance by the Commission of any stop order or of: (w) any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus; (x) the suspension of the qualification of the Offered [Securities] for offering or sale in any jurisdiction; (y) the initiation of or threat of any proceeding for any such purpose; (z) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, the Company promptly shall use its best efforts to obtain the withdrawal of such order or suspension.

                  b. To furnish promptly to the [Representative/Underwriter] and to counsel for the Underwriter[s] a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  c. To deliver promptly to the [Representative/Underwriter] such number of the following documents as the [Representative/Underwriter] shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered [Securities], and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify the [Representative/Underwriter] and, upon the [Representative/Underwriter]'s request, shall file such document and prepare and furnish without charge to the Underwriter[s] and to any dealer in securities as many copies as the [Representative/Underwriter] may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case any of the Underwriter[s] are required to deliver a



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

Prospectus in connection with sales of any of the Offered [Securities] at any time nine months or more after the Effective Time, upon the request of the [Representative/Underwriter] but at the expense of such Underwriter, the Company shall prepare and deliver to such Underwriter as many copies as such Underwriter may reasonably request of an amended or supplemented Prospectus complying with
Section 10(a)(3) of the Securities Act.

                  d. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the [Representative/Underwriter], be required by the Securities Act or requested by the Commission.

                  e. Prior to filing with the Commission any (i) Preliminary Prospectus, (ii) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (iii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to give at least three business days prior notification to the [Representative/Underwriter] and to furnish a copy thereof to the [Representative/Underwriter] and counsel for the Underwriter[s], provided, however, that if any of the foregoing filings referred to in (i), (ii), or (iii) relate to the Offered [Securities], the Company shall obtain the consent of the [Representative/Underwriter] to such filing, which consent shall not be unreasonably withheld.

                  f. To make generally available to holders of the Offered [Securities] as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

                  g. To use its best efforts, in cooperation with the [Representative/Underwriter], to qualify the Offered [Securities] for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the [Representative/Underwriter] may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered [Securities]. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered [Securities] have been so qualified.

                  h. Not, without the [Representative's/Underwriter's] prior written consent, which consent shall not be unreasonably withheld, to publicly offer or sell or contract to sell any mortgage pass-through securities, collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Company for a period of 5 business days following the commencement of the offering of the Offered [Securities] to the public.

                  i. So long as the Offered [Securities] shall be outstanding, to deliver to the [Representative/Underwriter] as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Article VII of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants



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furnished to the Trustee pursuant to Article VIII of the Pooling and Servicing
Agreement; and (iii) the Monthly Statement furnished to the Certificateholders pursuant to Article VII of the Pooling and Servicing Agreement.

                  j. To apply the net proceeds from the sale of the Offered [Securities] in the manner set forth in the Prospectus.

                  Section 6. Conditions to the [Underwriters'/Underwriter's] Obligations.

  The obligations of the Underwriter[s] to purchase the Offered [Securities] pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Company herein contained; (ii) the performance in all material respects by the Company of all of their respective obligations hereunder; and (iii) the following conditions as of the Closing Date:

                  a. The [Representative/Underwriter] shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  b. None of the Underwriter[s] shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of [Counsel], counsel for the Underwriter[s], is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  c. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriter[s], and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  d. The [Representative/Underwriter] shall have received the favorable opinion of Dewey Ballantine LLP, special counsel to the Company with respect to the following items, dated the Closing Date, to the effect that:

                                    1. The Company has been duly organized and
                  is validly existing as a corporation in good standing under the laws of the State of Nevada, and is qualified to do business in each state necessary to enable it to perform its obligations as Sponsor under the Pooling and Servicing Agreement. The Company has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Insurance Agreement, the Pooling and Servicing Agreement, the

                  Insurance Agreement, the Indemnification Agreement and the Purchase Agreement.

                                    2. This Agreement, the Certificates, the
                  Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Purchase Agreement have been duly and validly authorized, executed and delivered by the Company, all requisite corporate action having been taken with respect thereto, and each (other than the Certificates) constitutes the valid, legal and binding agreement of the Company.

                                    3. Neither the transfer of the Mortgage
                  Loans to the Trust Estate, the issuance or sale of the Certificates nor the execution, delivery or performance by the Company of the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement, the Indemnification Agreement or the Purchase Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the certificate of incorporation or bylaws of the Company; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Company is a party or is bound and known to such counsel; or
                  (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Company and known to such counsel; or
                  (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                                    4. With respect to the Mortgage Loans, the
                  endorsement and delivery of each Note, and the preparation, delivery and recording of an Assignment in each case with respect to each Mortgage is sufficient to fully transfer to the Trustee for the benefit of the Owners of the Certificates all right, title and interest of the Company in the Note and Mortgage, as noteholder and mortgagee or assignee thereof, subject to any exceptions set forth in such opinion, and will be sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Company from being enforceable.

                                    5. No consent, approval, authorization or
                  order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of New York, for the execution, delivery and performance of the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement or the offer, issuance, sale or delivery of the Offered [Securities] or the consummation of any other transaction contemplated thereby by the Company, except such which have been obtained.

                                    6. There are no actions, proceedings or
                  investigations, to such counsel's knowledge, pending or threatened against the Company before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, this Agreement, the Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Indemnification Agreement, or this Agreement, (iii) which would materially and adversely affect the performance by the Company of obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Certificates, the Purchase Agreement or this Agreement or (iv) that would adversely affect the status of the Trust Estate as a "real estate mortgage investment conduit" ("REMIC") as such term is defined in the Internal Revenue Code of 1986, as amended.

                                    7. To the best of the knowledge of such
                  counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Offered [Securities] (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                                    8. The Registration Statement and the
                  Prospectus (other than the financial and statistical data included therein, as to which such counsel need express no opinion), including the Incorporated Documents, as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement which has not been filed or described as required.

                                    9. Neither the qualification of the Pooling
                  and Servicing Agreement under the Trust Indenture Act of 1939 nor the registration of the Trust created by such Pooling and Servicing Agreement under the Investment Company Act of 1940 is presently required.

                                    10. The statements in the Prospectus set
                  forth under the captions "DESCRIPTION OF THE SECURITIES," "THE POOLING AND SERVICING AGREEMENT" and the statements in the Prospectus Supplement set forth under the caption "DESCRIPTION OF THE CERTIFICATES," to the extent such statements purport to summarize certain provisions of the Offered [Securities] or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                                    11. The statements in the Prospectus and
                  Prospectus Supplement set forth under the captions "ERISA CONSIDERATIONS," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," and the statements in the Prospectus set forth under the caption "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS," to the extent that they constitute matters of federal, New York or California law, or federal, New York or California legal conclusions provide a fair and accurate summary of such law or conclusions.

                                    12. Assuming that (a) the Trustee causes the
                  Trust created under the Pooling and Servicing Agreement to elect, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a REMIC and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, the Trust will be treated as a REMIC, the Offered [Securities] issued pursuant to the Pooling and Servicing Agreement will be treated as the "regular interests" in a REMIC and the [Residual] Certificates issued pursuant to the Pooling and Servicing Agreement will be treated as "residual interests" in a REMIC. Assuming that the Trust issues debt securities, the securities will be treated as debt and the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool. The Trust will not be subject to tax upon its income or assets by any taxing authority of the State of New York or New York City or of the State of California (except that no opinion need be expressed with respect to any minimum tax).

                                    13. Such opinion shall also relate to
                  comparable matters with respect to the Affiliated Originators and Advanta Mortgage Holding Company.

                                    14. No information has come to such
                  counsel's attention which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    15. Such other matters as the
                  [Representative/Underwriter] may reasonably request.

                  In rendering its opinions, the counsel described above may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.

                  e. The [Representative/Underwriter] shall have received letters, including bring-down letters, from [Accountants], dated on or before the Closing Date, in form and substance satisfactory to the [Representative/Underwriter] and counsel for the Underwriter[s], to the effect that they have performed certain specified procedures requested by the

[Representative/Underwriter] with respect to the information set forth in the Prospectus and certain matters relating to the Company.

                  f. The Offered [Securities] shall have received the ratings listed on Schedule A hereto, and such ratings shall not have been rescinded or downgraded as of the Closing Date. The [Representative/Underwriter] and counsel for the Underwriter[s] shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Offered [Securities]. Any such opinions shall be dated the Closing Date and addressed to the Underwriter[s] or accompanied by reliance letters to the Underwriter[s] or shall state that the Underwriter[s] may rely upon them.

                  g. The [Representative/Underwriter] shall have received from the Company a certificate, signed by the president, a senior vice president or a vice president of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                                    1. the representations and warranties of the
                  Company in this Agreement, as of the Closing Date, and in the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                                    2. except as set forth in the Prospectus,
                  there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Company which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Company's obligations under the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, this Agreement or the Purchase Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Company is pending or contemplated;

                                    3. the information contained in the
                  Registration Statement and the Prospectus relating to the Company, the Mortgage Loans or the servicing procedures of it or its affiliates or subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                                    4. the information set forth in the Schedule
                  of Mortgage Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

                                    5. there has been no amendment or other
                  document filed affecting the articles of incorporation or bylaws of the Company since ________, ____, and no such amendment has been authorized. No event has occurred since ________, ____, which has affected the good standing of the Company under the laws of the State of Nevada;

                                    6. there has not occurred any material
                  adverse change or, except as set forth in the Prospectus, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from _________, ___.

                                    7. on or prior to the Closing Date, there
                  has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act; and

                                    8. each person who, as an officer or
                  [Representative/Underwriter] of the Company, signed or signs the Registration Statement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, this Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Purchase Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or [Representative/Underwriter], and the signatures of such persons appearing on such documents are their genuine signatures.

                  The Company shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                  h. The [Representative/Underwriter] shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the [Representative/Underwriter], to the effect that:

                                    1. the Trustee is a national banking
                  association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

                                    2. the Pooling and Servicing Agreement has
                  been duly authorized, executed and delivered by the Trustee and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

                                    3. no consent, approval, authorization or
                  other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

                                    4. the Offered [Securities] have been duly
                  executed, authenticated and delivered by the Trustee; and

                                    5. the execution and delivery of, and
                  performance by the Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

                  i. The [Representative/Underwriter] shall have received from the Trustee a certificate, signed by the President, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or [Representative/Underwriter] of the Trustee, signed or signs the Offered [Securities], the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or [Representative/Underwriter], and the signatures of such persons appearing on such documents are their genuine signatures.

                  j. The Policy relating to the Offered [Securities] shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                  k. The [Representative/Underwriter] shall have received a favorable opinion of in-house counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriter[s], to the effect that:

                                    1. The Insurer is a stock insurance
                  corporation, duly incorporated and validly existing under the laws of the State of [State]. The Insurer is validly licensed and authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof.

                                    2. The execution and delivery by the Insurer
                  of the Policy, the Insurance Agreement and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policy has been duly executed and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                                    3. The Insurer is authorized to deliver the
                  Indemnification Agreement and the Insurance Agreement and such agreements have been duly executed and delivered and constitute the legal, valid and binding obligations of the Insurer enforceable in accordance with its terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Indemnification Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under securities laws.

                                    4. No consent, approval, authorization or
                  order of any state or federal court or governmental agency or body is required on the part of the Insurer the lack of which would adversely affect the validity or enforceability of the Policy; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policy, the Policy form has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with the Policy.

                                    5. The execution and delivery of the
                  Insurance Agreement, the Indemnification Agreement and the Policy, and the compliance with the terms and provisions thereof, will not conflict with, result in breach of or constitute a default under any of the terms, provisions or conditions of the Charter or By-Laws of the Insurer. The execution, delivery and performance by the Insurer of its obligations under the policy do not, to the extent that either of the following would affect the validity or enforceability of the Policy, (a) contravene any law or government regulation or order presently binding on the Insurer or (b) contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which the Insurer is bound.

                                    6. The Policy is not required to be
                  registered under the Securities Act.

                                    7. The information set forth under the
                  caption "THE CERTIFICATE INSURANCE POLICY" and "THE CERTIFICATE INSURER" in the Prospectus forming a part of the Registration Statement, insofar as such statements constitute a description of the Policy, accurately summarizes the Policy.

                  In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                  l. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.

                  m. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.

                  n. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since [________, ____], of (A) the Company and its subsidiaries or (B) the Insurer, that is in the [Representative/Underwriter]'s judgment material and adverse and that makes it in the [Representative/Underwriter]'s judgment impracticable to market the Offered [Securities] on the terms and in the manner contemplated in the Prospectus.

                  o. The [Representative/Underwriter] shall have received from the Insurer a certificate, signed by the president, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policy, the Insurance Agreement, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                                    1. There are no actions, suits, proceedings
                  or investigations pending or, to the best of Insurer's knowledge, threatened against it at law or at equity or before or by any court, governmental agency, board or commission or any arbitrator which, if adversely determined, would materially and adversely affect the Insurer's condition (financial or otherwise) or operations or which would materially and adversely effect its ability to perform its obligations under the Policy, the Insurance Agreement, or the Indemnification Agreement;

                                    2. The information contained in the
                  Prospectus under the captions "THE CERTIFICATE INSURANCE POLICY" and "THE CERTIFICATE INSURER" (the "Certificate Insurer Information") is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, as amended, in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, the Certificate Insurer Information does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                    3. The tables regarding the Insurer's
                  capitalization set forth under the heading "THE CERTIFICATE INSURER" in the Prospectus present fairly the capitalization of the Insurer as of [________, ____];

                                    4. The consolidated financial statements of
                  the Insurer as of [________, ____] and [_________, ____] and
                  for each of the three years ended [________, ____] incorporated by reference in the Prospectus Supplement (the "Certificate Insurer Audited Financial Statements"), fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied. The consolidated financial statements of the Insurer and its subsidiaries for the nine months ended [________, ____] and for the periods ending [________, ____] and [_________, ____] include in the
                  Quarterly Report on Form 10-Q of the Insurer for the period ending [________, ____] incorporated by reference into the Prospectus Supplement (the "(Certificate Insurer Unaudited Financial Statements") present fairly in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied in a manner consistent with the accounting principles used in preparing the Insurer Audited Statements and since [________, ____] there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy.

                                    5. The execution and delivery of the
                  Insurance Agreement, the Indemnification Agreement and the Policy and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of, the Restated Charter of By-Laws of the Insurer, or any agreement indenture or other instrument to which the Insurer is a party.

                                    6. The issuance of the Policy and the
                  execution, delivery and performance of the Indemnification Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policy, the Indemnification Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

                  The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

                  p. The [Representative/Underwriter] shall have received from Dewey Ballantine LLP, special counsel to the Company, a survey in form and substance satisfactory to the [Representative/Underwriter], indicating the requirements of applicable local law which must be complied with in order to transfer and service the Mortgage Loans pursuant to the Pooling and Servicing Agreement and the Company shall have complied with all such requirements.

                  q. The [Representative/Underwriter] shall have received from [Counsel], special counsel to the Underwriter[s], such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered [Securities], the Prospectus and such other related matters as the [Representative/Underwriter] shall reasonably require.

                  r. The [Representative/Underwriter] and counsel for the Underwriter[s] shall have received copies of any opinions of counsel to the Company supplied to the Trustee relating to matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter[s] or accompanied by reliance letters to the Underwriter[s] or shall state the Underwriter[s] may rely thereon.

                  s. The [Representative/Underwriter] shall have received such further information, certificates and documents as the [Representative/Underwriter] may reasonably have requested not fewer than three
(3) full business days prior to the Closing Date.

                  t. There shall have been executed and delivered by Advanta Mortgage Holding Company, the corporate parent of the Company ("AMHC"), a letter agreement with the Trustee and the Insurer, pursuant to which AMHC agrees to become jointly and severally liable with the Company and Advanta Mortgage Corp. USA for the payment of the Joint and Several Obligations (as defined in such letter agreement).

                  u. There shall have been executed and delivered by AMHC, the corporate parent of the Company, a letter agreement with the Underwriter[s] and the Insurer substantially in the form of Exhibit A hereto, pursuant to which AMHC agrees to become jointly and severally liable with the Company and Advanta Mortgage Corp. USA for the payment of the Joint and Several Obligations (as defined in such letter agreement).

                  v. Prior to the Closing Date, counsel for the Underwriter[s] shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered [Securities] as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Offered [Securities] as herein contemplated shall be satisfactory in form and substance to the [Representative/Underwriter] and counsel for the Underwriter[s].

                  w. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the [Representative/Underwriter], impractical or inadvisable to proceed with the public offering or delivery of the Offered [Securities] on the terms and in the manner contemplated in the Prospectus.

                  x. The Offered [Securities] shall have received the ratings set forth on Schedule A hereto.

                  If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the [Representative/Underwriter] by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter[s].

                  Section 7. Payment of Expenses.

  The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Offered [Securities] and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the fees and expenses of qualifying the Offered [Securities] under the securities laws of the several jurisdictions as provided in Section 5(g) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriter[s]); (e) any fees charged by securities rating services for rating the Offered [Securities]; (f) the costs and expenses of Dewey Ballantine LLP, counsel to the Company; and (g) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 7, the Underwriter[s] shall pay their own costs and expenses, including the costs and expenses of [Counsel], any transfer taxes on the Offered [Securities] which they may sell and the expenses of advertising any offering of the Offered [Securities] made by the Underwriter[s].

                  If this Agreement is terminated by the
[Representative/Underwriter], in accordance with the provisions of Section 6 or
Section 10, the Company shall reimburse the Underwriter[s] for their respective reasonable out-of-pocket expenses, including fees and disbursements of [Counsel], counsel for the Underwriter[s].

                  Section 8. Indemnification and Contribution.

                  a. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered [Securities]), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Prospectus or the Registration Statement in reliance upon and in conformity with written information (including any Derived Information) furnished to the Company through the [Representative/Underwriter] specifically for inclusion therein; and provided, further, that as to any Preliminary Prospectus this indemnity shall not inure to the benefit of any Underwriter or any controlling person on account of any loss, claim, damage, liability or action arising from the sale of the Offered [Securities] to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(c). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and none of the Underwriter[s] shall be obligated to send or give any supplement or amendment to any document incorporated therein by reference to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter[s] or any controlling person of such Underwriter.

                  b. [The/Each] Underwriter agrees [severally, and not jointly] to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of [the/such] Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which [the/any] Underwriter may otherwise have to the Company or any such director, officer or controlling person.

                  c. Promptly after receipt by any indemnified party under this
Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure, and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter[s], if the indemnified parties under this Section 8 consist of the Underwriter[s] or any of their controlling persons, or by the Company, if the indemnified parties under this
Section 8 consist of the Company or any of the Company's directors, officers or controlling persons.

                  Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  d. [The/Each] Underwriter agrees to deliver to the Company no later than the date on which the Preliminary Prospectus Supplement and the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of its Derived Information (defined below) for filing with the Commission on Form 8-K.

                  e. [The/Each] Underwriter agrees, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to severally and not jointly indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of [each of] the Underwriter[s] under this Section 8(e) shall be in addition to any liability which such Underwriter may otherwise have.

                  The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(e).

                  f. For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information delivered to the Company pursuant to Section 8(d) for filing with the Commission on Form 8-K as:

                      (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

                      (ii) does not constitute Company-Provided Information; and

                      (iii) is of the type of information defined as Collateral term sheets, Structural term sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

                  "Company-Provided Information" means any computer tape furnished to the Underwriter[s] by the Company concerning the Mortgage Loans comprising all or a portion of the Trust Estate.

                  The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20,
1994).

                  g. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter[s] on the other from the offering of the Offered [Securities] or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter[s] on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

                  The relative benefits of the Underwriter[s] and the Company shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions.

                  The relative fault of the Underwriter[s] and the Company shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by one of the Underwriter[s], the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

                  The Company and the Underwriter[s] agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 8(g) shall be deemed to include, for purposes of this Section 8(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  h. For purposes of this Section 8, in no case shall [the/any] Underwriter be responsible for any amount in excess of (x) the amount received by [the/such] Underwriter in connection with its resale of the Offered [Securities] over (y) the amount paid by [the/such] Underwriter to the Company for the Offered [Securities] purchased by [the/such] Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  i. The Underwriter[s] [confirms/severally confirm] that the information set forth (i) in the Prospectus Supplement relating to market making and (ii) in the third paragraph under the caption "Underwriting" in the Prospectus Supplement, together with the Derived Information, is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriter[s] specifically for inclusion in the Registration Statement and the Prospectus.

                  Section 9. Representations, Warranties and Agreements to Survive Delivery.

  All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter[s] or controlling persons thereof, or by or on behalf of the Company and shall survive delivery of any Offered [Securities] to the Underwriter[s].

                  Section 10. Termination of Agreement.

  The [Representative/Underwriter] may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(w) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in
Section 5(g), the provisions of Section 7, the indemnity agreement set forth in
Section 8, and the provisions of Sections 8 and 9 shall remain in effect.

                  Section 11. Notices.

  All statements, requests, notices and agreements hereunder shall be in writing, and:

                  a. if to the Underwriter[s], shall be delivered or sent by mail, telex or facsimile transmission to [Underwriter/Representative], as [Underwriter/Representative of the Underwriters], [Address], Attention:
[_________] (fax: (___) ________);

                  b. if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Advanta Conduit Receivables, Inc. 10790 Rancho Bernardo Road, San Diego, California 92127 Attention: General Counsel (Fax: 619-674-3592).

                  Section 12. Persons Entitled to the Benefit of this Agreement.

  This Agreement shall inure to the benefit of and be binding upon the Underwriter[s] and the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter[s] within the meaning of
Section 15 of the Securities Act, and for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 13. [Default by One of the Underwriters.

  If one of the Underwriters shall fail on the Closing Date to purchase the Offered [Securities] which it is obligated to purchase hereunder (the "Defaulted Certificates"), the remaining Underwriter[s] (the "Non-Defaulting Underwriter"), shall have the right, but not the obligation within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting

Underwriter shall not have completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

                  No action taken pursuant to this Section 13 shall relieve the defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriter or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.]

                  Section 14. Survival.

  The respective indemnities, representations, warranties and agreements of the Company and the Underwriter[s] contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  Section 15. Definition of the Term "Business Day".

  For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

                  Section 16. GOVERNING LAW.

  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  Section 17. Counterparts.

  This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  Section 18. Headings.

  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  Section 19. [Representations of Underwriters.

  The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all of the Underwriters.]

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriter[s], please indicate your acceptance in the space provided for that purpose below.


                                              Very truly yours,


                                              ADVANTA CONDUIT RECEIVABLES, INC.



                                              By: ____________________________
                                                  Name:
                                                  Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

[UNDERWRITER/REPRESENTATIVE],
as [Representative/Underwriter of the Underwriter[s]]



By: ______________________________
    Name:
    Title:

-------------------------------------------------------------------------------------------------------------
                                                 SCHEDULE A
-------------------------------------------------------------------------------------------------------------
                                                INITIAL PRINCIPAL
                                                AMOUNT OF OFFERED                       PURCHASE PRICE TO
                                                   [SECURITIES]                           UNDERWRITER[S]
                       REQUIRED RATINGS            PURCHASED BY                            DISREGARDING
       CLASS           [RATING AGENCIES]          UNDERWRITER[S]           COUPON        ACCRUED INTEREST
-------------------------------------------------------------------------------------------------------------
[First Class]                                      $____________         [Fixed/             __________%(1)
                                                                        Variable]
-------------------------------------------------------------------------------------------------------------
[Second Class]                                     $____________         [Fixed/             __________%(1)
                                                                        Variable]
-------------------------------------------------------------------------------------------------------------



-----------------
(1) Such amount does not include the accrued interest from ____________, _____.

                                   SCHEDULE I



[List of Underwriters]

                                                          [_____________, _____]




                    ADVANTA MORTGAGE HOLDING COMPANY GUARANTY



[Underwriter/[Representative]
As Representative of the Underwriters
named in Schedule I]
[Underwriter's/Representative's Address]


[Insurer]
[Insurer's Address]

                  Re:     Underwriting Agreement dated [___________, _____]
                          (the "Underwriting Agreement") between Advanta
                          Conduit Receivables, Inc. ("Advanta") and
                          [[Underwriter] (the "Underwriter"/[Representative], as representative of the Underwriters (the "Representative")] and the Indemnification Agreement dated as of [___________, _____] (the "Indemnification Agreement") among [Insurer] (the "Insurer"), Advanta and [Underwriter/Representative]
                          ----------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to the Underwriting Agreement and the Indemnification Agreement (together, the "Designated Agreements"), Advanta has undertaken certain financial obligations with respect to the indemnification of the Underwriter[s] and the Insurer with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of Advanta under the Designated Agreements, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, the "Joint and Several Obligations" shall mean only the financial obligations of Advanta under the Designated Agreements (including the payment of money damages for a breach of any of Advanta's obligations under the Designated Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

                  As a condition of their respective executions of the Underwriting Agreement and of the Indemnification Agreement, the Underwriter[s] and the Insurer have required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of Advanta, to acknowledge its joint-and-several liability with Advanta for the payment of the Joint and Several Obligations under the Designated Agreements.

Now, therefore, the Underwriter[s], the Insurer and AMHC do hereby agree that:

               (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Underwriter[s] for the payment of the Joint and Several Obligations under the Underwriting Agreement.

              (ii) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Insurer for the payment of the Joint and Several Obligations under the Indemnification Agreement.

             (iii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters and to the Insurer by Advanta or another affiliate of AMHC.


                  Capitalized terms used herein and not defined herein shall have their respective meanings set forth in the Agreement.

                                           Very truly yours,

                                           ADVANTA MORTGAGE HOLDING COMPANY


                                           By:  ______________________________
                                                Name:  [Officer]
                                                Title:  [Officer's Title]

[UNDERWRITER/REPRESENTATIVE,
as Representative of the Underwriters]

By: _____________________________
    Name:
    Title:


[INSURER]


By: _____________________________
    Name:
    Title:



















                       AMHC Guaranty to the Underwriter[s]




                                       3